EXH 10.4

GUARANTY

THIS GUARANTY (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Guaranty”), dated as of April 15, 2024, is made by each of the undersigned guarantors (collectively, the “Guarantor”) in favor of JGB Collateral LLC, a Delaware limited liability company, in its capacity as agent for the Holders (as defined below) (in such capacity, together with its successors and assigns, the “Agent”).

1.
Guaranty. In consideration of the substantial direct and indirect benefits derived by the Guarantor from the loan and other extensions of credit made by each of the entities identified as holders (together with their respective successors and assigns, the “Holders”) under (i) that certain Senior Secured Convertible Debenture dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Debenture”), by and between the Holders and Marpai Inc., a Delaware corporation (the “Borrower”) and (ii) that certain Securities Purchase Agreement dated as of the date hereof, by and between the Borrower, the Holders and the Agent, the parties hereby agree as follows:
1.1
Capitalized terms used herein but not otherwise defined shall have the respective meanings given such terms in the Debenture.
1.2
The Guarantor absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the punctual payment, when due, whether at stated maturity, by acceleration or otherwise, of all present and future obligations, liabilities, covenants and agreements required to be observed, performed, or paid by (x) the Borrower under the Debenture and the other Transaction Documents and (y) each other Person that has guaranteed the obligations of the Borrower under the Transaction Documents (each an “Other Guarantor” and the Borrower and the Other Guarantors, each a “Loan Party” and collectively, the “Loan Parties”) under each Transaction Document to which each such Loan Party may be a party, whether for principal, interest (including interest accrued after the commencement of any insolvency, bankruptcy or reorganization of a Borrower), costs, expenses and fees and agrees to pay any and all costs, fees and expenses incurred by the Holders or the Agent in any way related to the enforcement or protection of the Holders’ or the Agent’s rights hereunder or under any documents executed in connection with the Debenture (collectively, the “Obligations”).
1.3
Notwithstanding any provision herein contained to the contrary, the Guarantor’s liability with respect to the Obligations shall be limited to an amount not to exceed, as of any date of determination, the amount that could be claimed by the Holders or the Agent from the Guarantor without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.
2.
Guaranty of Payment Absolute and Unconditional. This Guaranty is a guaranty of payment and is absolute. The Guarantor agrees that neither the Holders nor the Agent need attempt to collect any Obligations from any other Loan Party or to realize upon any collateral for all or any part of the Obligations (the “Collateral”) to enforce the obligations hereunder. The preceding sentence means, among other things, Agent may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrowers or any other Loan Party. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Debenture and the Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Holders or the Agent with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor and/or any other Loan Party and one or more Loan Parties may be joined in any such action or actions. The liability of the Guarantor under this Guaranty constitutes a primary obligation and not a contract of surety, and to the extent permitted by law, shall be irrevocable, continuing, absolute and unconditional. Notwithstanding any provision herein contained to the contrary, prior to instituting any effort to enforce this Guaranty against the Guarantor, the Agent shall provide to the Guarantor not less than thirty (30) days written notice of the occurrence of an Event of Default and refrain from enforcing its rights and remedies hereunder; provided, for the avoidance of doubt, after the expiration of such 30-day period, nothing shall prohibit the Agent from enforcing this Guaranty against the Guarantor in accordance with its terms. Notwithstanding any provision herein contained to the contrary, neither the Holder nor the Agent shall be prohibited from declaring any Event of Default under the Debenture or the other Transaction Documents or be required to provide prior notice to the Guarantor of same, except as specifically set forth herein.
3.
Waivers. The Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to any or all of the following:
3.1
Any lack of validity or enforceability of the Obligations or of any agreement or instrument relating thereto.
3.2
Any limitation of liability or recourse in any other Loan Document or arising under any law;
3.3
Any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration;
3.4
The taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations
3.5
any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Obligations, including any impairment of Guarantor’s recourse against any Person or collateral;

3.6
Any change in the time, manner or place of payment of, or in any other term of any of the Obligations, or any other amendment or waiver of, or any consent to depart from, the agreements entered into by the parties, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Borrower or otherwise.
3.7
Any taking, exchange, release, subordination or non-perfection of any Collateral or the property, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations.
3.8
Promptness, diligence, notice of acceptance and, except as otherwise provided in this Guaranty, any other notice with respect to any of the Obligations and this Guaranty, and, except for the notice requirements set forth in Section 2 of this Guaranty, any requirement that the Holders or the Agent exhausts any right or take any action against any Loan Party or any other person or entity or any Collateral or any of the property. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 3.4 is knowingly made in contemplation of such benefits.
3.9
Any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all presently existing and future Obligations.
3.10
Any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Obligations or any existence of, or reliance on, any representation by the Holders or the Agent that might vary the risk of the Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Guarantor, the Borrower, any Loan Party or any other surety.
3.11
Any suretyship defenses that Guarantor has or would have under applicable law.
3.12
Guarantor represents, warrants, and agrees that, the Obligations are not subject to any offset or defense against any Holder, the Agent, the Borrower or any other Loan Party of any kind, and Guarantor specifically waives its right to assert any such defense or right of offset.
4.
Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Holder or the Agent or any other entity for any reason, including upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party (and whether as a result of any demand, settlement, litigation or otherwise), all as though such payment had not been made.
5.
Subrogation. The Guarantor will not exercise any rights that it may now or hereafter acquire against the Borrower, any other Loan Party or other guarantors that arise from the existence, payment, performance or enforcement of Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or other guarantors, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable to the Agent and the Holders under the Debenture and the other Transaction Documents shall have been indefeasibly paid in full. If any payment is made under this Guaranty by or on behalf of Guarantor (including by way of exercise by Agent of any rights and remedies under this Guaranty), after indefeasible payment in full in cash of (i) all Obligations and (ii) all other amounts payable to the Agent and the Holders under the Debenture and the other Transaction Documents, the Agent will, at Guarantor's request and expense, execute and deliver to Guarantor, without recourse or representation or warranty, appropriate documents necessary to evidence the transfer by subrogation to Guarantor of an interest in the Obligations resulting from such payment.
6.
Subordination. If, for any reason, any Loan Party is now or hereafter becomes indebted to Guarantor for debt for borrowed money (such indebtedness and all interest thereon being referred to as the “Affiliated Debt”), such Affiliated Debt shall, at all times be subordinate in all respects to the full payment and performance of the Obligations by such Loan Party, and the Guarantor shall not be entitled to enforce or receive payment thereof until all of the Obligations have been fully paid and performed by the Borrower. The Guarantor agrees that any liens, mortgages, deeds of trust, security interests, judgment liens, charges or other encumbrances of any Loan Party’s assets securing the payment of the Affiliated Debt shall be and remain subordinate and inferior to any liens, security interests, judgment liens, charges or other encumbrances upon any Loan Party’s assets securing the payment of the Obligations, and without the prior written consent of the Holders, as determined and communicated by the Agent, the Guarantor shall not exercise or enforce any creditor’s rights of any nature against any Loan Party to collect the Affiliated Debt. There is no agreement, indenture, contract or instrument to which the Guarantor is subject or by which the Guarantor may be bound that requires the subordination in right of payment of the Obligations under this Guaranty to any other obligations of the Guarantor. In the event of the receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving any Loan Party as a debtor, the Agent shall have the right and authority, either in its own name or as attorney-in-fact for the Guarantor (and the Guarantor hereby appoints the Agent as its attorney-in-fact solely for such limited purpose), to file such proof of debt, claim, petition or other documents and to take such other steps as are necessary to prove the Agent’s rights hereunder. Such appointment of the Agent as attorney-in-fact is irrevocable and coupled with an interest.

Any sum paid to the Guarantor in violation of this Section 6 shall be held in trust for the benefit of the Holders, segregated from other funds of the Guarantor, and promptly paid or delivered to the Agent in the same form as so received to be credited against the Obligations. For the avoidance of doubt, and without limiting any other provision of this Guaranty, this Section 6 shall survive the Guarantor’s performance of its obligations hereunder until the Obligations have been satisfied in full in cash.

7.
Insolvency. Should Guarantor become insolvent, or fail to pay its debts generally as they become due, or voluntarily seek, consent to, or acquiesce in the benefit or benefits of any debtor relief law, or become a party to (or be made the subject of) any proceeding provided for by any debtor relief law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights and remedies of the Holders or the Agent granted hereunder, then, in any such event, the Obligations shall be, as between Guarantor, on the one hand, and the Holders and the Agent, on the other hand, a fully matured, due, and payable obligation of Guarantor to the Holders (without regard to whether any Loan Party is then in default under the Debenture or any other Transaction Document or whether the Obligations, or any part thereof is then due and owing by any Loan Party to the Holders), payable in full by Guarantor to the Holders upon demand of the Agent, which shall be the estimated amount owing in respect of the contingent claim created hereunder.
8.
Representations and Warranties. The Guarantor represents and warrants that the following are true and correct:
8.1
The Guarantor is (i) duly organized or incorporated, as applicable, validly existing and in good standing under the laws of its state of formation or incorporation, as applicable, has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted, (ii) duly qualified to conduct business as a foreign entity in each jurisdiction in which the nature of its business or property owned by it makes such qualification necessary, except to the extent that the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect, and (iii) in compliance with all applicable Laws in all material respects.
8.2
Guarantor has the power and authority, and the legal right, to execute and deliver this Guaranty and to perform its obligations hereunder.
8.3
The execution, delivery and performance of this Guaranty, the performance of Guarantor’s obligations hereunder, and the incurrence of the Obligations, now or hereafter owing (i) have been duly authorized by all necessary limited liability, corporate or other action, as applicable, on the part of Guarantor in accordance with all applicable Laws and the Guarantor’s constitutional documents and no further action is required by the Guarantor, its members, managers or shareholders, as applicable, in connection herewith or therewith and (ii) do not require any approval or consent of, or filing with, any Governmental Authority or other Person (or such approvals and consents have been obtained and delivered to the Agent), except in connection with any security interests granted pursuant to the Transaction Documents, and are not in contravention of any provision of Laws applicable to Guarantor.
8.4
The Guarantor has duly executed and delivered this Guaranty. This Guaranty constitutes the valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and equitable principles generally.

8.5
Guarantor’s execution, delivery and performance of this Guaranty does not and will not conflict with or constitute a default under (or an event which with notice or lapse of time or both would become a default under) or give to others any rights of termination, acceleration or cancellation of, any indenture, loan or credit agreement, or any lease or other agreement or instrument, to which Guarantor is party or by which it is (or its assets are) bound.
8.6
Guarantor has filed all tax returns which are required to be filed (or obtained proper extensions of time for the filing thereof) and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received.
8.7
The financial statements, if any, and other information pertaining to Guarantor submitted to Agent are true, complete and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.
8.8
There is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or, to the knowledge of Guarantor, threatened, or any basis therefor, which involves a risk of any material judgment or liability not fully covered by insurance (other than any deductible) which is likely to be adversely determined, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against Guarantor.
8.9
The making of the Loan to the Borrower will result in material benefits to Guarantor.
8.10
[Reserved].
8.11
Guarantor (a) has not entered into this Guaranty with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for the Obligations hereunder.
8.12
The Guarantor has received and reviewed the Debenture and the other Transaction Documents.
8.13
Guarantor is not a “foreign person” within the meaning of Section 1445(1)(3) of the Internal Revenue Code.
9.
Covenants. The Guarantor covenants and agrees that, until such time as the Obligations shall have been paid in full:
9.1
The Guarantor will not breach any of its obligations or covenants under the Debenture or the other Transaction Documents.
9.2
The Guarantor will cause each other Loan Party under its control to comply with all of its respective obligations under the Transaction Documents.

9.3
[Reserved].
10.
DEBENTURE. THE DEBENTURE, AND ALL OF THE TERMS THEREOF, ARE INCORPORATED HEREIN BY REFERENCE, THE SAME AS IF STATED VERBATIM HEREIN, AND GUARANTOR AGREES THAT AGENT MAY EXERCISE ANY AND ALL RIGHTS GRANTED TO IT OR THE HOLDERS UNDER THE DEBENTURE, THE OTHER TRANSACTION DOCUMENTS AND ANY DOCUMENT ENTERED INTO IN CONNECTION THERETO WITHOUT AFFECTING THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY.
11.
Indemnification and Survival. Without limitation on any other obligations of Guarantor or remedies of Holders or the Agent under this Guaranty, Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Holder and the Agent from and against, and shall pay within ten (10) Business Days of the request therefor, any and all damages, losses, liabilities and expenses (including reasonable attorneys’ fees and expenses of such Holder’s or the Agent’s legal counsel) that may be suffered or incurred by such Holder or the Agent in connection with or as a result of any failure of any Obligations to be the legal, valid and binding obligations of the Loan Parties enforceable against the Loan Parties in accordance with their terms, except where such failure was caused by the gross negligence or willful misconduct of such Holder or the Agent. The obligations of Guarantor under this paragraph shall survive the payment in full of the Obligations and termination of this Guaranty.
12.
Miscellaneous. The parties further agree as follows:
12.1
Expenses. The Guarantor shall pay to the Holders and/or the Agent, within ten (10) Business Days of the request therefor, the amount of any and all expenses, including, without limitation, reasonable attorneys’ fees, legal expenses and brokers’ fees, which the Holders and/or the Agent may incur in connection with exercise or enforcement of any the rights, remedies or powers of the Holders and/or the Agent hereunder or with respect to any or all of the Obligations.
12.2
Waivers, Amendments, Remedies. No course of dealing by the Holders or the Agent and no failure by the Holders or the Agent to exercise, or delay by the Holders or the Agent in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Holders or the Agent. No amendment, modification or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom, shall, in any event, be effective unless contained in a writing signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Holders and the Agent, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Holders and/or the Agent from time to time in such order as the Holders and/or the Agent may elect.

12.3
Notices. All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered on the first business day following delivery by electronic means to the applicable party at such party’s address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section:

Guarantor:

c/o Marpai Inc.

615 Channelside Drive, Suite 207

Tampa, FL 33602

Attention: Steve Johnson

Email: steve.johnson@marpaihealth.com

the Agent:

JGB Collateral LLC, acting for itself and the Holders

c/o JGB Management Inc.

246 Post Road East, 2nd Floor

Westport, CT 06880

Attention: David Ariyeh and Vincent Vacco

Telephone (212) 355-5771

Email: Dariyeh@JGBCap.com and Vvacco@JGBCap.com

Facsimile: (212) 253-4095

12.4
Term; Binding Effect. This Guaranty shall (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon the Guarantor and its successors and permitted assigns; and (c) inure to the benefit of the Agent (on behalf of the Holders) and its successors and assigns. Upon the payment in full of the Obligations and termination of the Debenture (i) this Guaranty shall automatically terminate and (ii) the Agent will, upon the Guarantor’s request and at the Guarantor’s expense, execute and deliver to the Guarantor such documents as the Guarantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.
12.5
Satisfaction of Obligations. For all purposes of this Guaranty, the payment in full of the Obligations shall be conclusively deemed to have occurred when the Obligations shall have been indefeasibly paid.
12.6
Successors and Assigns. The benefits of this Guaranty may be assigned or transferred to any assignee of a Holder’s rights under the Debenture with written notice to Guarantor. The Guarantor may not assign or transfer its obligations under this Guaranty without the prior written consent of the Agent, acting at the instruction of the Holders (and any assignment in contravention herewith shall be null and void). For the avoidance of doubt, the Holders are express third party beneficiaries of this Guaranty.

12.7
Counterparties, Execution. This Guaranty may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Guaranty may be executed by facsimile signature and delivered by facsimile transmission.
12.8
Governing Law. This Guaranty and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Guaranty and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York.
12.9
Submission to Jurisdiction. The Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind whatsoever, whether in law or equity, or whether in contract or tort or otherwise, against the Holders or the Agent, in any way relating to this Guaranty or the transactions contemplated hereby, in any forum other than the courts of the State of New York located in New York City, New York or of the United States District Court for the Southern District of New York and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that any such action, litigation or proceeding may be brought in any such New York state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein or in the Debenture shall affect any right that the Holders or the Agent may otherwise have to bring any action or proceeding relating to this Guaranty against the Guarantor or its properties in the courts of any jurisdiction.
12.10
Waiver of Venue. The Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court referred to in Section 12.9. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
12.11
Service of Process. Each party hereto irrevocably consents to the service of process in the manner provided for notices in Section 12.3 and agrees that nothing herein will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
12.12
Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS GUARANTY, THE DEBENTURE, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY,

REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT SUCH PARTY AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
12.13
FINAL AGREEMENT. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXH 10.4

[SIGNATURE PAGE FOLLOWS.]

1

IN WITNESS WHEREOF, the parties hereto have executed this Guaranty as of the date first above written.

MARPAI CAPTIVE, INC.
By: ______________________________

Name:

Title:

MARPAI ADMINISTRATORS LLC
By: ______________________________

Name:

Title:

MARPAI HEALTH, INC.
By: ______________________________

Name:

Title:

MAESTRO HEALTH, LLC

[Guarantor Signature Page to Subsidiary Guaranty]

By: ______________________________

Name:

Title:

Signature Page to Guaranty

AmericasActive:19584153.4

ACCEPTED AND AGREED TO:

JGB COLLATERAL LLC, as the Agent for the Holders
By_____________________ Name: Brett Cohen Title: President

[JGB Signature Page to Subsidiary Guaranty]